Exhibit 2a-4

                   AMENDMENT NO. 4 TO STOCK PURCHASE AGREEMENT

         THIS AMENDMENT NO. 4 TO STOCK PURCHASE AGREEMENT (this "Amendment No. 4") is made as of the 27th day of October, 2004, by and among Telefonica Moviles, S.A., a corporation organized under the laws of the Kingdom of Spain ("Purchaser"), each of the entities listed on the signature pages hereto (each, a "Seller" and collectively, the "Sellers") and, solely to the extent this Amendment No.3 amends, modifies or affects in any manner Sections 3.1(e), 6.13(b), 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.23, 6.24, 6.25, 6.26, 6.38, 6.40,
8.2 and 8.3 and Articles X, XI or XII of the Stock Purchase Agreement (as defined below), BellSouth Corporation ("Seller Parent"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement.

                             PRELIMINARY STATEMENTS

         WHEREAS, Purchaser, Sellers and Seller Parent (solely for purposes of Sections 3.1(e), 6.13(b), 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.23, 6.24, 6.25,
6.26, 6.38, 6.40, 8.2 and 8.3 and Articles X, XI and XII of the Stock Purchase Agreement) are parties to a Stock Purchase Agreement, dated as of March 5, 2004, as amended by Amendment No.1 to the Stock Purchase Agreement, dated as of July 8, 2004, Amendment No.2 to the Stock Purchase Agreement, dated as of October 4, 2004 and Amendment No. 4 to the Stock Purchase Agreement, dated as of October 14, 2004 (collectively, the "Stock Purchase Agreement").

         WHEREAS, in accordance with Section 12.2 of the Stock Purchase Agreement, Purchaser, Sellers and Seller Parent desire to amend the Stock Purchase Agreement on the terms and subject to the conditions set forth in this Amendment No. 4 to make certain amendments as set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                                   Amendments

         1.1 Amendments to Article I.

         (a) The parties hereto agree that the following definitions are hereby added to Section 1.1 of the Stock Purchase Agreement:


                  "Amendment No. 3 to the Agreement" shall mean that certain Amendment No. 3 to this Agreement, dated October 14, 2004, by and among Purchaser, Sellers and, solely to the extent Amendment No.2 amends, modifies or affects in any manner Sections 3.1(e), 3.1(f), 3.4, 6.13(b), 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.23, 6.24, 6.25, 6.26,
         6.38, 6.40, 8.2 and 8.3 and Articles X, XI or XII of this Agreement, Seller Parent.

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                  "Amendment No. 4 to the Agreement" shall mean that certain
         Amendment No. 2 to this Agreement, dated October __, 2004, by and among Purchaser, Sellers and, solely to the extent Amendment No. 4 amends, modifies or affects in any manner Sections 3.1(e), 3.1(f), 3.4, 6.13(b), 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.23, 6.24, 6.25, 6.26,
         6.38, 6.40, 8.2 and 8.3 and Articles X, XI or XII of this Agreement, Seller Parent.

         1.2 Amendment to Section 7/4(c)(i).

         (a) The parties hereto agree that Section 7.4.(c)(i) of the Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

                  "(i) The representations and warranties of Purchaser contained herein and in the Purchaser Representations Certificate shall have been accurate, true and correct in all material respects (except that all such representations and warranties that are qualified by Purchaser Material Adverse Effect shall be accurate, true and correct in all respects) on as of the date hereof; provided, however, that the representations and warranties of Purchaser contained in Sections 5.1, 5.2, and 5.7 shall also be accurate, true and correct in all material respects (except that all such representations and warranties that are qualified by Purchaser Material Adverse Effect shall be accurate, true and correct in all respects) on and as of any Subsequent Closing Date with the same force and effect as though made by Purchaser on and as of the Subsequent Closing Date."



                                   ARTICLE II

                                OTHER AGREEMENTS


         2.1 Perfection of Transfers by Peck Holdings. Notwithstanding anything to the contrary contained in the Stock Purchase Agreement, Purchaser hereby acknowledges and agrees that, subject to the satisfaction of the applicable closing conditions set forth in Article VII of the Stock Purchase Agreement, it shall not delay the Subsequent Closing that includes the transfer of the Colombian Acquired Companies, the Nicaraguan Acquired Companies, the Peruvian Acquired Companies, the Uruguayan Acquired Companies and the Venezuelan Acquired Companies as a result of (a) any delay in the perfection of the transfers (the "Liquidating Distributions") by Peck Holdings of the Equity Interests in the Acquired Companies of which it is the registered owner to Latin America Cellular Holdings B.V. ("LACHBV") or (b) the failure of Peck Holdings to distribute assets and liabilities with respect to Dutch taxes for the period (the "Dutch Residency Period") in 2004 in which Peck Holdings was a resident of the Netherlands. BellSouth represents that LACHBV is the owner of the Equity Interests transferred pursuant to the Liquidating Distributions. To BellSouth's knowledge, the steps required to perfect title to such Equity Interests after such Subsequent Closing are set out on Exhibit A, and BellSouth agrees to assist Purchaser with such steps as reasonably requested by Purchaser, including the execution of the proxy attached hereto as Exhibit B on the Subsequent Closing Date. Purchaser

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agrees that, after such Subsequent Closing, (i) BellSouth shall continue to control the dissolution of Peck Holdings, including the preparation and filing of Peck Holdings' Dutch income tax returns for the Dutch Residency Period,
(ii) Phil Wallace (or another designee of BellSouth) shall remain the liquidator of Peck Holdings in connection with such dissolution, (iii) the completion of such dissolution may be deferred for a reasonable period until the Liquidating Distributions are perfected, and (iv) Peck Holdings and LACHBV shall enter an Assignment and Assumption Agreement in the form attached hereto as Exhibit C pursuant to which LACHBV agrees to pay the Dutch corporate income tax liability of Peck Holdings for the Dutch Residency Period. BellSouth agrees that it shall promptly indemnify LACHBV for the excess of such corporate income taxes paid on behalf of Peck Holdings over the amount of a Dutch capital tax refund due to Peck Holdings that was assigned to LACHBV pursuant to a certain Assignment and Assumption Agreement dated October 27, 2004.



                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 Ratification and Confirmation of the Stock Purchase Agreement; No Other Changes. Except as modified by this Amendment No. 4, the Stock Purchase Agreement is hereby ratified and confirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the Stock Purchase Agreement, other than as contemplated herein.

         3.2 Severability. If any provision of this Amendment No. 4 shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         3.3 Applicable Law. This Amendment No. 4 shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         3.4 Counterparts. This Amendment No. 4 may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be signed, all as of the date first written above.

                    TELEFONICA MOVILES, S.A.


                    By:    /s/ Manuel Costa Marques  /s/ Antonio Hornedo Muguiro
                    Name:  Manuel Costa Marques      /Antonio Hornedo Muguiro
                    Title: General Manager           /General Counsel


                                     BELLSOUTH INTERNATIONAL, INC.


                                     By: /s/ Jeffrey A. Dickerson
                                     Name:  Jeffrey A. Dickerson
                                     Title: Authorized Signatory


                                     BELLSOUTH ENTERPRISES, INC.


                                     By: /s/ Jeffrey A. Dickerson
                                     Name:  Jeffrey A. Dickerson
                                     Title: Authorized Signatory


                                     BELLSOUTH INTERNATIONAL LATIN AMERICA, INC.


                                     By: /s/ Jeffrey A. Dickerson
                                     Name:  Jeffrey A. Dickerson
                                     Title: Authorized Signatory


                                     BELLSOUTH ARGENTINA HOLDINGS, LLC


                                     By: /s/ Jeffrey A. Dickerson
                                     Name:  Jeffrey A. Dickerson
                                     Title: Authorized Signatory





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                                     BELLSOUTH CHILE, INC.


                                     By: /s/ Jeffrey A. Dickerson
                                     Name:  Jeffrey A. Dickerson
                                     Title: Authorized Signatory


                                     BELLSOUTH CHILE HOLDINGS, INC.


                                     By: /s/ Jeffrey A. Dickerson
                                     Name:  Jeffrey A. Dickerson
                                     Title: Authorized Signatory


                                     BELLSOUTH CORPORATION,
                                     To the extent that this
                                     Amendment No.3 amends,
                                     modifies or affects in any
                                     manner the Sections and
                                     Articles of the Stock
                                     Purchase Agreement
                                     identified in the Preamble
                                     only


                                     By: /s/ Jeffrey A. Dickerson
                                     Name:  Jeffrey A. Dickerson
                                     Title: Authorized Signatory